Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 16, 2020 relating to the financial statements of NewAge, Inc. and the effectiveness of NewAge, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of NewAge, Inc. for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Salt Lake City, Utah
February 1, 2021